Exhibit 10.39

PROMISSORY NOTE

$122,500,000.00	Secaucus, New Jersey Dated: as of April 11, 2006

FOR VALUE RECEIVED, 90 HUDSON STREET L.L.C. (“Borrower”), a New Jersey limited liability company, having its principal place of business at 400 Plaza Drive, Secaucus, New Jersey 07094, promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Lender”), a New York corporation, or order, at Lender’s offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of ONE HUNDRED TWENTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($122,500,000.00) (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the “Principal”), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this “Promissory Note”) through and including May 1, 2016 (the “Maturity Date”) at the fixed rate of five and sixty-six one hundredths percent (5.66%) per annum (the “Fixed Interest Rate”).

This Promissory Note evidences a loan (the “Loan”) in the maximum principal amount of ONE HUNDRED TWENTY TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($122,500,000.00) made by Lender to Borrower.

This Promissory Note is secured by, among other things, the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement made by Borrower to Lender, dated as of January 14, 2000, recorded January 18, 2000 in the Hudson County Recorder’s Office in Mortgage Book 7331, Page 79, as amended by Spreader and First Amendment of Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated the date of this Promissory Note, made by Borrower and Lender, to be recorded in the Hudson County Recorder’s Office (collectively the “Mortgage”). The Mortgage encumbers property known as 90 Hudson Street located in the City of Jersey City, County of Hudson, State of New Jersey, as more particularly described in the Mortgage and defined in the Mortgage as the “Property”. All capitalized terms not expressly defined in this Promissory Note will have the definitions set forth in the Mortgage.

Section 1. Payments of Principal and Fixed Interest.

(a) Borrower will make monthly installment payments (“Debt Service Payments”) as follows:

(i) On May 1, 2006, a payment of accrued interest on the Principal at the Fixed Interest Rate;

(ii) On June 1, 2006 and on the first day of each succeeding calendar month through and including May 1, 2008, payments in the amount of FIVE HUNDRED SEVENTY SEVEN THOUSAND SEVEN HUNDRED NINETY ONE AND 67/100 DOLLARS ($577,791.67), each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate;

(iii) On June 1, 2008 and on the first day of each succeeding calendar month through and including May 1, 2016, payments in the amount of SEVEN HUNDRED SEVEN THOUSAND EIGHT HUNDRED EIGHTY SIX AND 67/100 DOLLARS ($707,886.67), each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal;

(b) On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

Section 2. Prepayment Provisions.

(a) The following definitions apply:

“Discount Rate” means the yield on a U.S. Treasury issue plus fifty (50) basis points selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

“Default Discount Rate” means the Discount Rate less 300 basis points.

“Discounted Value” means the Discounted Value of a Note Payment based on the following formula:

NP (1 + R/12)n = Discounted Value

NP	=	Amount of Note Payment.
R	=	Discount Rate or Default Discount Rate as the case may be.
n	=	The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

“Note Payments” means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

“Prepayment Date Principal” means the Principal on the date of prepayment.

(b) This Promissory Note may not be prepaid in full or in part before May 1, 2009. Commencing on May 1, 2009, provided there is no Event of Default, Borrower may prepay this Promissory Note in full, but not in part, on the first day of any calendar month, upon 60 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the “Prepayment Premium”) equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Promissory Note: (i) may be prepaid in full, during the period beginning May 1, 2016, upon payment of the amount by which the sum of the Discounted Values of Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal (without consideration of whether that is greater than 1% times the Prepayment Date Principal), and (ii) may be prepaid in full without payment of the Prepayment Premium during the last 90 days of the Term. This Promissory Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents. Notwithstanding the foregoing, no Prepayment Premium will be due in the event Lender applies Proceeds from a Casualty or Condemnation as a credit against any portion of the Debt.

(c) After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of the amount due at the time of foreclosure and any tender of payment made during any redemption period after foreclosure, will include, in lieu of any Prepayment Premium, a payment (the “Evasion Premium”) equal to the greater of (i) an amount equal to the product of 1% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal. Notwithstanding the foregoing, during any period the Loan is open for prepayment, the Prepayment Premium will be in lieu of any Evasion Premium.

(d) Borrower acknowledges that at any time an Evasion Premium is due hereunder:

(i) a prepayment after an Event of Default will cause damage to Lender;

(ii) the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

(iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

(iv) the Evasion Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for the prepayment and is not a penalty.

Section 3. Events of Default:

(a) It is an “Event of Default” under this Promissory Note:

(i) if Borrower fails to pay a regularly scheduled escrow amount due under the Real Estate Tax and Rollover Reserve Escrow and Security Agreement dated of even date herewith or Debt Service Payment due, as and when required, under this Promissory Note or any other Loan Document and the failure continues for a period of 5 days;

(ii) if Borrower fails to pay any amount due (other than a Debt Service Payment or not regularly scheduled escrow amount under the Real Estate Tax and Rollover Reserve Escrow and Security Agreement dated of even date herewith), as and when required, under this Promissory Note or any other Loan Document and the failure continues for a period of 10 days; or

(iii) if an Event of Default occurs under any other Loan Document.

(b) If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.

Section 4. Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

Section 5. Late Charges.

(a) If Borrower fails to pay any Debt Service Payment when due or fails to pay any amount due under the Loan Documents on the Maturity Date (in either event, without giving consideration to any grace period contained in the Loan Documents), Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

(b) Borrower acknowledges that:

(i) a delinquent payment will cause damage to Lender;

(ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

(iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and

(iv) the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

Section 6. Limitation of Liability. This Promissory Note is subject to the limitations on liability set forth in the Article of the Mortgage entitled “Limitation of Liability”.

Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED “WAIVERS”, BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS PROMISSORY NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS PROMISSORY NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

Section 8. Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the interest payments will be reduced to the extent necessary so that Lender will not receive interest at a rate in excess of the Maximum Interest Rate. In such event, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

Section 10. Applicable Law. This Promissory Note was executed and delivered in New York and is intended as a New York contract which will be governed by and construed in accordance with the Laws of the State of New Jersey without regard to conflict of law provisions. Borrower irrevocably and unconditionally consents to the jurisdiction of the courts of the State of New Jersey in any Proceedings arising out of or in connection with this Promissory Note (although this covenant shall not preclude an action on this Promissory Note by Lender in any other appropriate jurisdiction).

Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents or under any loan document related to such other note constitutes a default under this Promissory Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that other note or the related loan document, an Event of Default also will exist under this Promissory Note and the other Loan Documents.

Section 13. Construction. Unless expressly provided otherwise in this Promissory Note, this Promissory Note will be construed in accordance with the Exhibit attached to the Mortgage entitled “Rules of Construction”.

Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Promissory Note, the provisions of the Articles of the Mortgage entitled “Expenses and Duty to Defend”, “Waivers”, “Notices”, and “Miscellaneous” are applicable to this Promissory Note and deemed incorporated by reference as if set forth at length in this Promissory Note.

Section 15. Joint and Several Liability; Successors and Assigns. If Borrower consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Promissory Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 16. Replacement Note. This Note replaces and supercedes that certain Promissory Note dated as of January 14, 2000, made by Borrower in favor of Lender, which was secured by the January 14, 2000 Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement which encumbers the Property.

Section 17. Absolute Obligation. Except for the Section of this Promissory Note entitled “Limitation of Liability”, no reference in this Promissory Note to the other Loan Documents and no other provision of this Promissory Note or of the other Loan Documents will impair or alter the obligation of Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Promissory Note, as and when required.

IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note effective as of the date first set forth above.

90 HUDSON STREET L.L.C., a New Jersey limited liability company

By:	HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation, Managing Member

	By	/s/ Constantino T. Milano
Name: Constantino T. Milano
Title: Executive Vice President